EXHIBIT 99.1

NATIONAL COAL CORP. REPORTS SECOND QUARTER 2006 RESULTS

KNOXVILLE, Tenn -- Aug. 8, 2006--National Coal Corp. (Nasdaq: NCOC):

         o Revenues for second quarter 2006 total approximately $23.8 million, up 48.9% from $16.0 million in the same period last year.

         o Coal sales increase to 456,000 tons for the second quarter 2006, up from 288,000 tons in the same period last year.

National Coal Corp. (Nasdaq: NCOC) today reports second quarter 2006 revenues for the three-month period ending June 30, 2006 increased to $23.8 million from $16.0 million in the same prior-year period. Tons of coal shipped in the second quarter over the three-month period increased to 456,000 tons, up from 288,000 tons in the same prior-year period.

Revenues achieved in the six-month period ending June 30, 2006 increased 53.4% to $43.9 million from $28.6 million in the same prior-year six-month period.

For the three-month period ending June 30, 2006, net loss decreased to $4.9 million in comparison to the $7.7 million loss reported last quarter ending March 31, 2006 (which net loss includes a $1.8 million charge for the repair of the Company's highwall miner) and increased from $1.2 million in the same period of 2005.

Adjusted EBITDA, a non-GAAP financial measure that reflects net income (loss) excluding interest, depreciation, depletion, accretion and amortization expenses, non-cash compensation expenses, other non-operating income and expenses, and taxes, totaled approximately $900,000 versus a loss of ($2.0) million for the first quarter of 2006 and $2.7 million for the prior-year three-month period.

Mike Love, CFO at National Coal, explains the improvement over last quarter's results. "In this quarter, despite the challenges we faced earlier in the year with the highwall miner shutdown, we increased production thereby allowing us to decrease our reliance on third-party coal purchases. As a result, our operating costs have improved which has paved the way for more progress throughout the third and fourth quarters."

The Company revised the estimated useful lives of mining equipment as of April 1, 2005. Had this revision been made as of January 1, 2005, the effect would have been to increase depreciation expense and the net loss by approximately $1,612,000, or $0.12 per share, for the six months ended June 30, 2005.

Jon Nix, CEO, President and Chairman of the Board at National Coal, explains why the progress made this quarter is significant. "In the second half of this year, we want to be prepared to handle the additional production that will occur and focus on managing our cost of sales much more effectively. The purchase of the short line railroad in the first quarter of 2006 and the upcoming opening of the Baldwin preparation facility have positioned us to lower our overall cost of sales by mining on our owned reserves, which, at a minimum, will not require royalty payments on the additional tonnage from the New River Tract."

Dan Roling will begin his official duties as CEO on the day after the Company files its Form 10Q. Mr. Roling's responsibilities will include managing the day-to-day operations of the company, focusing on and managing future growth, and serving as spokesperson to the public and to National Coal's shareholders. Mr. Nix said he is "confident that adding Dan to the team will be a benefit to the company and its shareholders as he continues to serve the coal industry in his new role as CEO of National Coal."

Throughout the second quarter 2006, National Coal has continued to prepare for the opening of a surface mine, a highwall mine, and an underground mine on its owned reserves on the New River Tract. Improvements at the Baldwin facility and the Devonia rail spur are near completion. Once all three of these mines open and are producing consistent results, it is anticipated they will produce an additional 55,000 tons of salable coal per month.

"As our production and revenue increase with the addition of these new mines, we look forward to the improved EBITDA and cash flow they will generate throughout the third and fourth quarters," said Mr. Love.

About National Coal Corp.

Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly-owned subsidiary, National Coal Corporation, is engaged in coal mining in East Tennessee and Southeastern Kentucky. Currently, National Coal employs more than 220 people and produces coal from two mines in Tennessee and four mines in
Kentucky. National Coal sells steam coal to electric utilities in the Southeastern United States. For more information visit WWW.NATIONALCOAL.COM.

Information about Forward Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Examples of forward looking statements include the projected production, revenues, profitability and cash flows from new mines opened on the New River Tract. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

         i)       the worldwide demand for coal;
         ii)      the price of coal;
         iii)     the price of alternative fuel sources;
         iv)      the supply of coal and other competitive factors;
         v)       the costs to mine and transport coal;
         vi)      the ability to obtain new mining permits;
         vii)     the costs of reclamation of previously mined properties;
         viii)    the risks of expanding coal production;
         ix)      the  ability  to  bring  new  mining  properties   on-line  on
                  schedule;
         x)       industry competition;
         xi)      our ability to continue to execute our growth strategies; and
         xii)     general economic conditions.

These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual report on Form 10-K and Quarterly Reports on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP

National Coal Corp. has prepared Adjusted EBITDA data applicable to the three months ended March 31, 2006 and 2005 to supplement the reporting of its results determined under applicable generally accepted accounting principles (GAAP). Adjusted EBITDA is a non-GAAP financial measure that reflects net income (loss) excluding interest, depreciation, depletion, accretion and amortization expenses, non-cash compensation expenses, other non-operating income and expenses, and taxes. We present Adjusted EBITDA to enhance understanding of our operating performance. We use Adjusted EBITDA as a criterion for evaluating our performance relative to that of our peers, including measuring our cost effectiveness and return on capital, assessing our allocations of resources and production efficiencies and making compensation decisions. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of our operating performance and permits them to evaluate our cost effectiveness and production efficiencies relative to competitors. In addition, our management uses Adjusted EBITDA to monitor and evaluate our business operations. However, Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, determined in accordance with GAAP, as an indicator of liquidity and cash flows.

The following table illustrates the adjustments to net loss to calculate Adjusted EBITDA for the applicable periods and reconciles the non-GAAP financial data to net loss determined in accordance with GAAP:


NATIONAL COAL CORP.
CALCULATION OF ADJUSTED EBITDA (NON-GAAP)
(Unaudited)

                            Three Months Ended             Six Months Ended
                                 June 30,                      June 30,
                       --------------------------    --------------------------
                           2006           2005           2006           2005
                       -----------    -----------    -----------    -----------
Net loss ...........   $(4,897,582)   $(1,229,367)  $(12,576,476)   $(3,420,406)
Other (income)
 expense, net ......      (506,774)       (70,551)      (847,652)       (54,929)
Interest expense ...     1,859,189      1,087,062      3,728,033      1,747,573
Depreciation,
 depletion,
 amortization,
 and accretion .....     4,081,510      2,670,968      7,913,746      3,957,925
                       -----------    -----------    -----------    -----------
EBITDA .............   $   536,343      2,458,112    $(1,782,349)     2,230,163
Stock based
 compensation
 expense ...........       355,092        223,362        703,940        449,205
                       -----------    -----------    -----------    -----------
Adjusted EBITDA ....   $   891,435    $ 2,681,474    $(1,078,409)   $ 2,679,368
                       ===========    ===========    ===========    ===========

NATIONAL COAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)

                                                     JUNE 30,       DECEMBER 31,
                                                       2006            2005
                                                   ------------    ------------
                                                    (unaudited)     (audited)

ASSETS
Current assets
   Cash and cash equivalents ...................   $  1,469,935    $ 25,434,988
   Accounts receivable .........................      2,575,708       2,929,735
   Inventory ...................................      1,288,800         360,614
   Other current assets ........................        525,856         274,591
                                                   ------------    ------------
     Total current assets ......................      5,860,299      28,999,928

   Assets held for sale ........................      1,450,560            --
   Property, plant, equipment and mine
     development, net ..........................     59,965,230      50,901,681
   Deferred financing costs ....................      2,695,695       2,958,666
   Restricted cash .............................     15,521,226       7,321,323
   Other non-current assets ....................        318,433         225,820
                                                   ------------    ------------
     Total Assets ..............................   $ 85,811,443    $ 90,407,418
                                                   ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Current maturities of long-term debt ........   $  4,099,569    $  3,319,175
   Current installments of obligations
     under capital leases ......................        111,478         958,907
   Accounts payable and accrued expenses .......     12,573,265       6,390,626
                                                   ------------    ------------
     Total current liabilities .................     16,784,312      10,668,708

   Long-term debt, less current maturities,
     net of discount ...........................     55,234,343      54,541,225
   Obligations under capital leases,
     excluding current installments ............        112,328       1,196,143
   Asset retirement obligations ................      6,820,828       7,228,232
   Other non-current liabilities ...............        158,260         156,776
                                                   ------------    ------------
     Total Liabilities .........................   $ 79,110,071    $ 73,791,084
                                                   ------------    ------------

Commitments and contingencies (Note 11)

Stockholders' equity
   Series A convertible preferred stock,
     $.0001 par value; 5% coupon; 1,611
     shares authorized; 791.43 and 1,333.44
     shares issued and outstanding at
     June 30, 2006 and December 31, 2005,
     respectively ..............................           --              --
   Common stock, $.0001 per value; 80
     million shares authorized; 15,745,396
     and 13,977,217 shares issued and
     outstanding at June 30, 2006 and
     December 31, 2005, respectively ...........          1,575           1,398
   Additional paid-in capital ..................     39,829,459      37,168,122
   Accumulated deficit .........................    (33,129,662)    (20,553,186)
                                                   ------------    ------------
     Total Stockholders' Equity ................      6,701,372      16,616,334
                                                   ------------    ------------
     Total Liabilities and Stockholders' Equity    $ 85,811,443    $ 90,407,418
                                                   ============    ============

NATIONAL COAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                       THREE MONTHS                     SIX MONTHS
                                                      ENDED JUNE 30,                  ENDED JUNE 30,
                                               ----------------------------    ----------------------------
                                                   2006            2005            2006            2005
                                               ------------    ------------    ------------    ------------
Revenues
  Coal sales ...............................   $ 23,586,977    $ 16,010,644    $ 43,379,572    $ 28,595,048
  Other revenues ...........................        248,085            --           479,047            --
                                               ------------    ------------    ------------    ------------
   Total revenues ..........................     23,835,062      16,010,644      43,858,619      28,595,048
                                               ------------    ------------    ------------    ------------

Expenses
  Cost of sales ............................     21,197,392      11,931,156      41,482,933      22,666,864
  Depreciation, depletion, amortization
    and accretion ..........................      4,081,510       2,670,968       7,913,746       3,957,925
  General and administrative ...............      2,101,327       1,621,376       4,158,035       3,698,021
                                               ------------    ------------    ------------    ------------
   Total operating expenses ................     27,380,229      16,223,500      53,554,714      30,322,810
                                               ------------    ------------    ------------    ------------

Operating loss .............................     (3,545,167)       (212,856)     (9,696,095)     (1,727,762)
                                               ------------    ------------    ------------    ------------

Other income (expense)
  Interest expense .........................     (1,859,189)     (1,087,062)     (3,728,033)     (1,747,573)
  Other income (expense), net ..............        506,774          70,551         847,652          54,929
                                               ------------    ------------    ------------    ------------
   Total other income (expense) ............     (1,352,415)     (1,016,511)     (2,880,381)     (1,692,644)
                                               ------------    ------------    ------------    ------------

Net loss ...................................   $ (4,897,582)   $ (1,229,367)   $(12,576,476)   $ (3,420,406)

Preferred stock dividend ...................       (122,287)       (304,575)       (362,886)       (595,765)
                                               ------------    ------------    ------------    ------------

Net loss attributable to common shareholders   $ (5,019,869)   $ (1,533,942)   $(12,939,362)   $ (4,016,171)
                                               ============    ============    ============    ============

Basic net loss per common share ............   $      (0.34)   $      (0.11)   $      (0.90)   $      (0.30)
                                               ============    ============    ============    ============

Diluted net loss per common share ..........   $      (0.34)   $      (0.11)   $      (0.90)   $      (0.30)
                                               ============    ============    ============    ============

Weighted average common shares .............     14,881,841      13,736,316      14,318,894      13,604,451
                                               ============    ============    ============    ============

NATIONAL COAL CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

                                                                                  SIX MONTHS
                                                                                ENDED JUNE 30,
                                                                        ----------------------------
                                                                             2006           2005
                                                                        ------------    ------------
Cash Flows from Operating Activities
  Net loss ..........................................................   $(12,576,476)   $ (3,420,406)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation, depletion, amortization and accretion .............      7,913,746       3,957,925
      Amortization of deferred financing costs ......................        286,516            --
      Amortization of discount on long-term debt ....................        291,888            --
      Gain on disposal of assets ....................................       (192,848)           --
      Gain on extinguishment of debt ................................       (269,608)           --

     Non-cash compensation:
       Stock option expense .........................................        703,940         449,205
     Changes in operating assets and liabilities:
       Decrease in accounts receivable ..............................        354,027         288,323
       Increase in inventory ........................................       (928,186)       (333,035)
       (Increase) decrease in prepaid and other .....................       (343,878)         93,881
       Increase in accounts payable and accrued liabilities .........      5,902,570       2,322,219
       Decrease in deferred revenue .................................        (43,220)           --
       Increase in other liabilities ................................         44,704            --
       Settlement of asset retirement obligations ...................       (626,551)           --
                                                                        ------------    ------------
         Net cash flows provided by operating activities ............        516,624       3,358,112
                                                                        ------------    ------------

Cash Flows from Investing Activities
  Capital expenditures ..............................................    (18,829,806)     (9,128,039)
  Proceeds from the sale of equipment ...............................        871,330            --
  Deposits and prepaid royalty ......................................           --            70,259
  Increase in restricted cash .......................................     (8,199,903)           --
                                                                        ------------    ------------
     Net cash flows used in investing activities ....................    (26,158,379)     (9,057,780)
                                                                        ------------    ------------

Cash Flows from Financing Activities
  Proceeds from issuance of common and preferred stock ..............        897,018         253,491
  Proceeds from exercise of options and warrants ....................      1,420,122         472,833
  Proceeds from issuance of notes payable ...........................      3,362,316       6,933,758
  Proceeds from capital leases ......................................        265,300            --
  Loan acquisition costs ............................................           --           (56,000)
  Payments on notes payable .........................................     (1,923,584)       (109,585)
  Payments on capital leases ........................................     (2,196,544)     (1,032,203)
  Payments for deferred financing costs .............................        (80,931)           --
  Payments for preferred dividends ..................................        (66,995)       (528,794)
                                                                        ------------    ------------
     Net cash flows provided by financing activities ................      1,676,702       5,933,500
                                                                        ------------    ------------

NET INCREASE (DECREASE) IN CASH .....................................    (23,965,053)        233,832
Cash and cash equivalents at beginning of period ....................     25,434,988         351,698
                                                                        ------------    ------------
Cash and cash equivalents at end of period ..........................      1,469,935    $    585,530
                                                                        ------------    ------------

Supplemental disclosures
  Interest paid in cash .............................................   $  2,908,114    $  1,239,115
   Non-cash investing and financing transactions:
      Preferred stock and dividends converted to common stock .......      8,193,873       1,044,774
      Preferred dividend payable ....................................        295,891            --
      Constructive dividend attributable to preferred shareholders ..           --            66,971

CONTACT:
National Coal Corp.
Christine Pietryla, 865-690-6900 x150